Exhibit 10.7

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

$2,000,000

Keego Harbor, Michigan

December 1, 2011

FOR VALUE RECEIVED, HEALTH ENHANCEMENT PRODUCTS, INC., a Nevada corporation (“Borrower”), whose address is 7740 E. Evans Rd., Suite A100, Scottsdale, AZ 85260, promises to pay to the order of HEP INVESTMENTS LLC, a Michigan limited liability company (“Lender”), whose address is 2804 Orchard Lake Road, Suite 205, Keego Harbor, Michigan 48320, or at such other place as Lender may designate in writing, in lawful money of the United States of America, the principal sum of Two Million Dollars ($2,000,000.00), or such lesser sum as shall have been advanced by Lender to Borrower under the loan agreement hereinafter described, together with interest as provided herein, in accordance with the terms of this Senior Secured Convertible Promissory Note (this “Note”).

In accordance with the terms of that certain Loan Agreement, of even date herewith, by and between Lender and Borrower (the “Loan Agreement”), Lender will loan to Borrower, an initial sum of Six Hundred Thousand Dollars ($600,000.00), and upon not less than ten (10) days written notice to Lender, the balance of One Million Four Hundred Thousand Dollars ($1,400,000.00) in increments of Two Hundred Fifty Thousand Dollars ($250,000.00).  All advances made hereunder shall be charged to a loan account in Borrower's name on Lender's books, and Lender shall debit to such account the amount of each advance made to, and credit to such account the amount of each repayment made by Borrower.  From time to time but not less than quarterly, Lender shall furnish Borrower a statement of Borrower's loan account, which statement shall be deemed to be correct, accepted by, and binding upon Borrower, unless Lender receives a written statement of exceptions from Borrower within ten (10) days after such statement has been furnished. Terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

1.

Payment.  The unpaid principal balance of this Note shall bear interest computed upon the basis of a year of 360 days for the actual number of days elapsed in a month at a rate of eleven percent (11%) per annum (the “Effective Rate”). Upon the occurrence and during the continuance of an Event of Default (as defined below), the unpaid principal balance of this Note shall bear interest, computed upon the basis of a year of 360 days for the actual number of days elapsed in a month, at a rate equal to the lesser of five percent (5%) over the Effective Rate or the highest rate allowed by applicable law.  The indebtedness represented by this Note shall be paid to Lender in an installment of interest only on the first anniversary of the date of this Note, and, if not sooner converted in accordance with the terms of this Note, the entire unpaid principal balance of this Note, together with all accrued and unpaid interest, shall be immediately due and payable in full on the second anniversary of the date of this Note (the “Due Date”).

2.

Pre-payment Premium.  Borrower may prepay the principal balance of this Note, in whole or in part, plus all accrued interest then outstanding upon sixty (60) days prior written notice to Lender; provided, however, there shall be a pre-payment premium of five (5%) percent of each amount prepaid at any time during the term of this Note.

3.

Use of Proceeds.  The funds advanced pursuant to this Note shall be used by Borrower for working capital purposes in accordance with the operating budget of Borrower attached to the Loan Agreement as Exhibit B.

4.

Conversion Right.

(a)

At Lender’s option, at any time prior to the repayment in full of this Note, increments of Two Hundred Fifty Thousand Dollars ($250,000.00) of the outstanding indebtedness of this Note (including all accrued and unpaid interest) may be converted into shares of common stock of Borrower (“Shares”) at the lesser of $0.12 per share or a 25% discount to the then current ten day average trading price of Shares on the Over the Counter Securities Market (the “Conversion Price”).  No fractional Shares shall be issued upon any conversion of this Note, and if the conversion of this Note results in a fractional Share, in lieu of such fractional Share, Borrower shall pay cash equal to such fraction multiplied by the Conversion Price.

(b)

Upon conversion of this Note as provided herein, (i) the portion of this Note so converted shall be deemed cancelled and shall be converted into the Shares as specified above; (ii) Lender, by acceptance of this Note, agrees to deliver the executed original of this Note to Borrower within ten (10) days of the conversion of the entire outstanding indebtedness of this Note and to execute all governing documents of Borrower and such other agreements as are necessary to document the issuance of the Shares and to comply with applicable securities laws; and (iii) as soon as practicable after Borrower’s receipt of the documents referenced above, Borrower shall issue and deliver to Lender stock certificates evidencing the Shares.

5.

Default.  Each of the following constitutes an “Event of Default” under this Note:

(a)

Borrower’s failure to pay the outstanding indebtedness of this Note within ten (10) days of the date on which such payment is due hereunder, whether at maturity or otherwise;

(b)

Borrower’s breach of or failure to perform or observe any covenant, condition or agreement contained in this Note, the Loan Agreement or the Security Agreement (defined below), which breach or failure continues unremedied for a period of thirty (30) calendar days after receipt by Borrower of written notice specifying the nature of the default. Notwithstanding the foregoing, Borrower shall not be in default under this subsection (b) with respect to any non-monetary breach that can be cured by the performance of affirmative acts if Borrower promptly commences the performance of said affirmative acts and diligently prosecutes the same to completion within a period of forty-five (45) calendar days after receipt by Borrower of written notice specifying the nature of the default;

(c)

Borrower files a voluntary petition in bankruptcy;

(d)

Borrower makes a general assignment for the benefit of its creditors or Borrower’s creditors file against Borrower any involuntary petition under any bankruptcy or insolvency law that is not dismissed within ninety (90) days after it is filed; or

(e)

Any court appoints a receiver to take possession of substantially all of Borrower’s assets and such receivership is not terminated within ninety (90) days after its appointment.

Upon the occurrence and during the continuance of an Event of Default, at the election of Lender, the entire unpaid principal balance of this Note, together with all accrued and unpaid interest, shall be immediately due and payable in full.

6.

Security.  This Note is secured by all of the assets of Borrower pursuant to that certain Security Agreement, dated as of the date of this Note (the “Security Agreement”).

7.

Waivers.  Borrower and all endorsees, sureties and guarantors hereof hereby jointly and severally waive presentment for payment, demand, notice of non-payment, notice of protest or protest of this Note, and Lender diligence in collection or bringing suit, and do hereby consent to any and all extensions of time, renewals, waivers or modifications as may be granted by Lender with respect to payment or any other provisions of this Note.  The liability of Borrower under this Note shall be absolute and unconditional, without regard to the liability of any other party.

8.

Usury. Notwithstanding anything herein to the contrary, in no event shall Borrower be required to pay a rate of interest in excess of the Maximum Rate.  The term “Maximum Rate” shall mean the maximum non-usurious rate of interest that Lender is allowed to contract for, charge, take, reserve or receive under the applicable laws of any applicable state or of the United States of America (whichever from time to time permits the highest rate for the use, forbearance or detention of money) after taking into account, to the extent required by applicable law, any and all relevant payments or charges hereunder, or under any other document or instrument executed and delivered in connection therewith and the indebtedness evidenced hereby.

In the event Lender ever receives, as interest, any amount in excess of the Maximum Rate, such amount as would be excessive interest shall be deemed a partial prepayment of principal, and, if the principal hereof is paid in full, any remaining excess shall be returned to Borrower.  In determining whether or not the interest paid or payable, under any specified contingency, exceeds the Maximum Rate, Borrower and Lender shall, to the maximum extent permitted by law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread the total amount of interest through the entire contemplated term of such indebtedness until payment in full of the principal (including the period of any extension or renewal thereof) so that the interest on account of such indebtedness shall not exceed the Maximum Rate.

9.

Miscellaneous.

(a)

All modifications, consents, amendments or waivers of any provision of any this Note shall be effective only if in writing and signed by Lender and then shall be effective only in the specific instance and for the limited purpose for which given.

(b)

All communications provided in this Note shall be personally delivered or mailed, postage prepaid, by registered or certified mail, return receipt requested, to the addresses set forth at the beginning of this Note or such other addresses as Borrower or Lender may indicate by written notice.

(c)

The headings used in this Note are for convenience of reference only and shall not in any way affect the meaning or interpretation of this Note.

(d)

This Note shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns; provided, however, that neither party may, without the prior written consent of the other party, assign any rights, powers, duties or obligations under this Note.

(e)

This Note shall be construed and enforced in accordance with the laws of the State of Michigan. All actions arising out of or relating to this Note shall be heard and determined exclusively by any state or federal court with jurisdiction in the Eastern District of the State of Michigan. Consistent with the preceding sentence, the parties hereto hereby irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Note or the transactions contemplated by this Note may not be enforced in or by any of the above-named courts.

[Signature on the following page]

IN WITNESS WHEREOF, the undersigned have duly executed this Senior Secured Convertible Promissory Note as of the day and year first written above.

BORROWER:

HEALTH ENHANCEMENT PRODUCTS, INC.

/s/ Andrew Dahl

By: Andrew Dahl, Duly Authorized